UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2017

LANXESS Solutions US Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut		19103 06749
(Address of Principal Executive Offices)		(Zip Code)
(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INTRODUCTORY NOTE
On April 21, 2017, the acquisition of Chemtura Corporation, a Delaware corporation (the "Company"), by Lanxess Deutschland GmbH, a limited liability company formed under the laws of Germany ("Parent"), was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of September 25, 2016 (the "Merger Agreement"), among the Company, Parent and LANXESS Solutions US Inc. (f/k/a LANXESS Additives Inc.), a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company (the "Merger"), with the Company surviving as LANXESS Solutions US Inc. (the "Surviving Corporation").

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
Directors
On April 21, 2017, LANXESS Corporation, the sole stockholder of LANXESS Solutions US Inc., appointed Stephen Forsyth as a director of the Surviving Corporation.

Departure of Officers:
On April 21, 2017, Craig Rogerson, Chet Cross, Alan Swiech, Laurence Orton, Billie Flaherty, and Simon Medly resigned as executive officers of LANXESS Solutions US Inc. In connection with such resignation, the Messrs. Rogerson, Cross, Swiech, Orton and Medley and Ms. Flaherty have also resigned from employment at LANXESS Solutions US Inc. and will be paid their entitlements resulting from a termination without "cause" pursuant to his or her applicable agreements or plans.

Appointment of Officers
On April 21, 2017, the following individuals were appointed, or shall continue, as executive officers of LANXESS Solutions US Inc.

President and Chief Executive Officer	Dr. Antonis Papadourakis
Chief Financial Officer	Stephen Forsyth
Treasurer	Dalip Mohan Puri
Secretary	Lee Sjoberg
Assistant Secretary	Arthur Fullerton
Assistant Secretary	Matthew Sokol

Dr. Antonis Papadourakis (59-60) – President and Chief Executive Officer

Dr. Antonis Papadourakis was born in Athens, Greece in 1957.  He earned a degree from the University of Thessaloniki in 1981 and a Ph.D. from the University of Massachusetts, Amherst in 1985, both in Chemical Engineering.

After a year with the Greek Armed Forces, he joined Rohm and Haas in Bristol, PA, USA. He held positions of increasing responsibility, including Sr. Chemical Engineer, Group Leader of the Process Economics Center and Process Control Manager for Polymers & Resins worldwide.  Dr. Papadourakis became a US citizen in May of 1995.

In 1997 Dr. Papadourakis moved to London, England as the Purchasing Manager for Rohm and Haas (UK) Ltd. and later became the Purchasing & Logistics Manager, Europe, for Performance Polymers.  He became Commercial Manager for Construction Adhesives, Europe, in January of 2001.

Dr. Papadourakis moved to Paris, France in July 2001, to become Business Manager, Packaging and Converting, Europe for Rohm and Haas.

He repatriated to the US in 2005 and joined Engelhard Corporation (now BASF) as Global Business Manager for Stationary Source and Indoor Air.  He joined Arkema in February of 2007 as Business Director, Organic Peroxides, Americas.  In September of 2008, he was promoted to General Manager, Sustainability Additives and in February 2012 joined Altuglas International (a subsidiary of Arkema) as the Regional Group President, Americas.

Dr. Papadourakis joined LANXESS Corporation as its President and CEO in July 2015, which is the direct parent of LANXESS Solutions US Inc.  He also serves as Regional BU Head for the High Performance Material Business.  On April 1, 2016, Dr. Papadourakis added the role of President and CEO of ARLANXEO USA LLC to his responsibilities. On April 21, 2017, Dr. Papadourakis added the role of President and CEO of LANXESS Solutions US Inc. to his responsibilities.

Forsyth Letter Agreement

On April 21, 2017, the Surviving Corporation and Stephen Forsyth entered into a Letter Agreement providing for the termination of Mr. Forsyth’s Employment Agreement entered into with the Company, dated November 9, 2010, as amended on March 9, 2011 (the “Employment Agreement”) as of April 21, 2017, except as expressly provided in the Letter Agreement.  The Surviving Corporation will provide Mr. Forsyth with the following payments and benefits that he would be entitled to as if his employment was terminated without Cause (as defined in the Employment Agreement) effective as of April 21, 2017, subject to his execution (and non-revocation) of a release of claims: (1) a lump cash amount equal to $1,802,000; (2) immediate vesting in his equity awards that have converted pursuant to the Merger Agreement into deferred cash awards, to be paid in accordance with their terms and Section 409A of the Internal Revenue Code; (3) outplacement services if his separation from service occurs prior to December 31, 2017; and (4) benefits continuation (medical, dental and hospitalization insurance coverage) for one and a half years following April 21, 2017.

As of April 21, 2017, Mr. Forsyth’s employment with the Surviving Corporation will continue on an at will basis and he will be paid at a monthly rate of $40,000.  He will not be eligible to participate in any bonus, incentive, severance or any other similar plan of the Surviving Corporation.  His employment with the Surviving Corporation will automatically terminate on May 31, 2017 without further action by him or the Surviving Corporation.

The foregoing description of the material terms of the Letter Agreement do not purport to be a complete description and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between Stephen Forsyth and LANXESS Solutions US Inc., dated April 21, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANXESS Solutions US Inc.

By:	/s/ Lee Sjoberg
Name:	Lee Sjoberg
Title:	Secretary
Date: April 26, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement between Stephen Forsyth and LANXESS Solutions US Inc., dated April 21, 2017.